UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 30, 2010

TIME WARNER INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-15062	13-4099534

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

One Time Warner Center, New York, New York 10019
(Address of Principal Executive Offices) (Zip Code)

212-484-8000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 30, 2010, Time Warner Inc. (the “Company”) and Paul T. Cappuccio entered into an amended and restated employment agreement, effective as of July 1, 2010 (the “Employment Agreement”).  The Employment Agreement amends and supersedes the employment agreement made March 20, 2001, effective as of March 1, 2001, as amended and restated July 1, 2008 between Mr. Cappuccio and the Company (the “Prior Agreement”). The Employment Agreement extends the term of Mr. Cappuccio’s employment as Executive Vice President and General Counsel of the Company through December 31, 2013.  The terms of the Employment Agreement are substantially the same as in the Prior Agreement, except as described in this report.

The Employment Agreement provides for an increase in Mr. Cappuccio’s annual base salary from $1.0 million to $1.25 million effective as of July 1, 2010.  Mr. Cappuccio’s annual bonus target as a percentage of his base salary remains at 200% of salary. The Employment Agreement provides that his bonus will be determined based on his and the Company’s performance and using his new base salary, except that for 2010, the average of his prior and new base salary will be used.   In addition, the target value of his annual long term incentive compensation will increase from $1.8 million to $2.75 million beginning in 2011.  Consistent with the most recent employment agreements the Company has entered into with executive officers, the Employment Agreement eliminates the right to receive office space, secretarial services and other support facilities and services for a period following a termination of Mr. Cappuccio’s employment without cause.

The Compensation and Human Development Committee of the Company's Board of Directors (the "Committee") determined the increases in compensation to be appropriate based on Mr. Cappuccio’s leadership and performance on major corporate initiatives and transactions and the valuable legal and strategic advice he provides on behalf of the Company. The Committee reviewed competitive market data provided by its consultant and also noted the length of time since the last increase in Mr. Cappuccio’s salary and bonus target in 2004.

Item 9.01  Financial Statements and Exhibits.
Exhibit	Description

99.1	Amended and Restated Employment Amendment, made August 30, 2010, effective as of July 1, 2010, between Time Warner Inc. and Paul T. Cappuccio.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIME WARNER INC.
By:	/s/ John K. Martin, Jr.
	Name:	John K. Martin, Jr.
	Title:	Executive Vice President and Chief Financial Officer

Date:   September 2, 2010

EXHIBIT INDEX

Exhibit	Description

99.1	Amended and Restated Employment Amendment, made August 30, 2010, effective as of July 1, 2010, between Time Warner Inc. and Paul T. Cappuccio.